Exhibit 99.1

Certification of

Chief Executive Officer

of

Alliance Data Systems Corporation

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the quarterly report on Form 10-Q (the “Form 10-Q”) for the quarter ended June 30, 2002 of Alliance Data Systems Corporation (the “Registrant”).

I, J. Michael Parks, the Chief Executive Officer of Registrant certify that to the best of my knowledge:

(i)             the Form 10-Q fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)          the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated:  August 8, 2002

/s/ J. Michael Parks
Name: J. Michael Parks

Subscribed and sworn to before me
this 8th day of August, 2002.

/s/ Mary Ball
Name:
Title: Notary Public

My commission expires: